                                                                    EXHIBIT 99.1



                             For Immediate Release:

                           RENT-A-CENTER, INC. REPORTS
                           THIRD QUARTER 2003 RESULTS

                      DILUTED EARNINGS PER SHARE RISE 23.9%
                         SAME STORE SALES INCREASE 3.4%

            BOARD APPROVES NEW $100 MILLION SHARE REPURCHASE PROGRAM

                            -------------------------

PLANO, TEXAS, OCTOBER 27, 2003 -- Rent-A-Center, Inc. (the "Company") (NASDAQ/NNM:RCII), the leading rent-to-own operator in the U.S., today announced revenues and net earnings for the quarter ended September 30, 2003.

The Company, the nation's largest rent-to-own operator, reported net earnings for the quarter ended September 30, 2003 of $48.5 million, or $0.57 per diluted share, when excluding the non-recurring finance charge of approximately $7.5 million associated with finalizing the Company's recapitalization program, an increase of 23.9% from the same quarter of the prior year. Total revenues for the quarter ended September 30, 2003 increased to $549.8 million as compared to $494.6 million for the same quarter of the prior year. Incremental revenues generated in new and acquired stores, as well as growth in same store revenues primarily drove this 11.2% increase. Same store revenues during the third quarter of 2003 increased 3.4% above the comparable quarter of 2002. The Company's quarterly growth in net earnings resulted primarily from the increase of revenues as outlined above, as well as the benefits associated with the Company's recapitalization program.

Net earnings for the nine months ended September 30, 2003 were $151.7 million, or $1.72 per diluted share, when excluding the non-recurring finance charge of approximately $35.3 million associated with the recapitalization program, an increase of 19.5% over the net earnings of $127.0 million, or $1.39 per diluted share for the same period in the prior year. Total revenues for the nine months ended September 30, 2003 increased to $1.669 billion from $1.488 billion in 2002, representing an increase of 12.2%. Same store revenues for the nine-month period ending September 30, 2003 increased 3.9%.

"We are pleased to be reporting earnings within our expectations," commented Mark E. Speese, the Company's Chairman and Chief Executive Officer, "and are excited about our opportunities in 2004. While the child tax credit refunds led to increased payouts and lower units on rent in August and September," continued Mr. Speese, "the fourth quarter has begun with positive momentum, which we believe positions us for our continued growth."

During the third quarter of 2003, the Company opened 27 new store locations and acquired 13 stores as well as accounts from nine additional locations. Through the nine month period ending September 30, 2003, the Company opened 65 new stores, acquired a total of 143 others as well as accounts from 199 additional locations while consolidating 15 stores into existing locations. To date through the fourth quarter, the Company has opened three new store locations, acquired two stores and accounts from two additional locations.

The Company's cash flow from operations was $117.2 million for the third quarter of 2003 and $300.6 million for the nine months ended September 30, 2003. The Company also announced that its board of directors has authorized a new $100 million share repurchase program. "We continue to believe that the growth potential of this company and the industry as a whole is significant," Speese commented, "and that our strong recurring cash flow continues to allow us to pursue our growth initiatives, as well as to think and act strategically in managing our capital structure for the benefit of all of our stakeholders."

Rent-A-Center will host a conference call to discuss the third quarter financial results on Tuesday morning, October 28, 2003, at 10:45 a.m. EST. For a live webcast of the call, visit http://investor.rentacenter.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

Rent-A-Center, Inc., headquartered in Plano, Texas, currently operates 2,605 company-owned stores nationwide and in Puerto Rico. The stores generally offer high-quality, durable goods such as home electronics, appliances, computers and furniture and accessories to consumers under flexible rental purchase agreements that generally allow the customer to obtain ownership of the merchandise at the conclusion of an agreed-upon rental period. ColorTyme, Inc., a wholly owned subsidiary of the Company, is a national franchiser of 327 rent-to-own stores, 315 of which operate under the trade name of "ColorTyme," and the remaining 12 of which operate under the "Rent-A-Center" name.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of share repurchases that may be completed after October 27, 2003.

FOURTH QUARTER 2003 GUIDANCE:

REVENUES

o The Company expects total revenues to be in the range of $555 million to $560 million.

o Store rental and fee revenues are expected to be between $500 million and $504 million.

o Total store revenues are expected to be in the range of $540 million to $545 million.

o        Same store sales increases are expected to be in the 1% to 3% range.

o        The Company expects to open 20-30 new store locations.

EXPENSES

o The Company expects depreciation of rental merchandise to be between 21.6% and 22.0% of store rental and fee revenue and cost of goods merchandise sales to be between 75% and 80% of store merchandise sales.

o Store salaries and other expenses are expected to be in the range of 55.0% to 56.0% of total store revenue.

o General and administrative expenses are expected to be between 3.0% and 3.2% of total revenue.

o Net interest expense is expected to be approximately $9.0 million and amortization of intangibles is expected to be approximately $3.0 million.

o The effective tax rate is expected to be approximately 37.25% of pre-tax income.

o Diluted earnings per share are estimated to be in the range of $0.60 to $0.61.

o        Diluted shares outstanding are estimated to be between 83.6 million and
         84.4 million.

FISCAL 2004 GUIDANCE:

REVENUES

o The Company expects total revenues to be in the range of $2.300 billion and $2.330 billion.

o Store rental and fee revenues are expected to be between $2.065 billion and $2.090 billion.

o Total store revenues are expected to be in the range of $2.250 billion and $2.278 billion.

o        Same store sales increases are expected to be in the 1% to 3% range.

o The Company expects to open approximately 80 to 120 new store locations.

EXPENSES

o The Company expects depreciation of rental merchandise to be between 21.6% and 22.0% of store rental and fee revenue and cost of goods merchandise sales to be between 75% and 80% of store merchandise sales.

o Store salaries and other expenses are expected to be in the range of 54.0% to 55.5% of total store revenue.

o General and administrative expenses are expected to be between 3.0% and 3.2% of total revenue.

o Net interest expense is expected to be between $34.0 million and $38.0 million and amortization of intangibles is expected to be approximately $6.5 million.

o The effective tax rate is expected to be between 37.5% and 38.0% of pre-tax income.

o Diluted earnings per share are estimated to be in the range of $2.62 to $2.70.

o        Diluted shares outstanding are estimated to be between 84.0 million and
         86.0 million.

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties regarding the ability to open new stores; the Company's ability to acquire additional rent-to-own stores on favorable terms; the Company's ability to enhance the performance of these acquired stores, including the stores acquired in the Rent-Way acquisition; the Company's ability to control store level costs; the results of the Company's litigation; the passage of legislation adversely affecting the rent-to-own industry; interest rates; the Company's ability to collect on its rental purchase agreements; changes in the Company's effective tax rate; changes in the Company's stock price and the number of shares of common stock that the Company may or may not repurchase; and the other risks detailed from time to time in the Company's SEC filings, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2002, its quarterly report on Form 10-Q for the quarter ended March 31, 2003 and its quarterly report on Form 10-Q for the quarter ended June 30, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACTS FOR RENT-A-CENTER, INC.:

David E. Carpenter           Robert D. Davis           Mitchell E. Fadel          Mark E. Speese
Director of Investor         Chief Financial Officer   President                  Chairman and CEO
Relations                    (972) 801-1204            (972) 801-1114             (972) 801-1199
(972) 801-1214               rdavis@racenter.com       mfadel@racenter.com        mspeese@racenter.com
dcarpenter@racenter.com

                      RENT-A-CENTER, INC. AND SUBSIDIARIES

                        STATEMENT OF EARNINGS HIGHLIGHTS

(In Thousands of Dollars, except per share data)

                                                         THREE MONTHS ENDED SEPTEMBER 30,
                                           ------------------------------------------------------------
                                                   2003                     2003 (1)            2002
                                           --------------------       --------------------     --------
                                           Before Non-Recurring       After Non-Recurring
                                              Finance Charge            Finance Charge
                                           --------------------       --------------------     --------
                                                                          UNAUDITED
Total Revenue                                    $549,825                  $549,825            $494,561
Operating Profit                                   87,502                    87,502              84,087
Net Earnings                                       48,469                    43,738              41,449
Diluted Earnings per Common Share                $   0.57                  $   0.52            $   0.46
EBITDA                                           $101,801                  $101,801            $ 95,292

Reconciliation to EBITDA:

Reported earnings before income taxes              77,242                    69,730              69,374
Add back:
    Non-recurring financing charge                     --                     7,512                  --
    Interest expense, net                          10,260                    10,260              14,713
    Depreciation of property assets                11,116                    11,116               9,647
    Amortization of intangibles                     3,183                     3,183               1,557
                                                 --------                  --------            --------

EBITDA                                           $101,801                  $101,801            $ 95,291


                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                              ---------------------------------------------------------------
                                                      2003                   2003 (2)                 2002
                                              --------------------     -------------------         ----------
                                              Before Non-Recurring     After Non-Recurring
                                                 Finance Charge          Finance Charge
                                              --------------------     -------------------         ----------
                                                                           UNAUDITED
Total Revenue                                      $1,669,491              $1,669,491              $1,487,831
Operating Profit                                      281,031                 281,031                 260,623
Net Earnings                                          151,721                 129,997                 126,955
Diluted Earnings per Common Share                  $     1.72              $     1.47              $     1.39
EBITDA                                             $  322,451              $  322,451              $  292,347

Reconciliation to EBITDA:

Reported earnings before income taxes                 246,157                 210,897                 213,074
Add back:
    Non-recurring financing charge                         --                  35,260                      --
    Interest expense, net                              34,874                  34,874                  47,549
    Depreciation of property assets                    32,068                  32,068                  28,525
    Amortization of intangibles                         9,352                   9,352                   3,199
                                                   ----------              ----------              ----------

EBITDA                                             $  322,451              $  322,451              $  292,347

-----------------------------------

(1) Including the effects of a pre-tax finance charge of $7.5 million associated with the recapitalization of the Company. These charges reduced diluted earnings per share in the third quarter of 2003 by $0.05 from $0.57 per diluted share to $0.52.

(2) Including the effects of a pre-tax finance charge of $35.3 million associated with the recapitalization of the Company. These charges reduced diluted earnings per share for the nine month period ending September 30, 2003 by $0.25 from $1.72 per diluted share to $1.47.

SELECTED BALANCE SHEET DATA: (IN THOUSANDS OF DOLLARS)       SEPTEMBER 30, 2003     SEPTEMBER 30, 2002
                                                             ------------------     ------------------
Cash and cash equivalents                                       $  155,974              $  110,261
Prepaid expenses and other assets                                   29,879                  28,043
Rental merchandise, net
              On rent                                              508,183                 505,397
              Held for rent                                        133,732                 119,197
Total Assets                                                     1,748,721               1,611,058

Senior debt                                                        399,000                 260,000
Subordinated notes payable                                         300,000                 273,312
Total Liabilities                                                  986,248                 801,674
Stockholders' Equity                                               762,473                 809,384

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                      RENT-A-CENTER, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

(In Thousands of Dollars, except per share data)        THREE MONTHS ENDED SEPTEMBER 30,
                                                        --------------------------------
                                                            2003               2002
                                                        -----------         ------------
                                                                   Unaudited
STORE REVENUE
        Rentals and Fees                                  $ 497,881         $ 456,208
        Merchandise Sales                                    34,453            24,710
        Installment Sales                                     4,633                --
        Other                                                   697               561
                                                          ---------         ---------

                                                            537,664           481,479

FRANCHISE REVENUE
        Franchise Merchandise Sales                          10,754            11,566
        Royalty Income and Fees                               1,407             1,516
                                                          ---------         ---------

               TOTAL REVENUE                                549,825           494,561

OPERATING EXPENSES
        Direct Store Expenses
               Depreciation of Rental Merchandise           107,777            95,508
               Cost of Merchandise Sold                      25,901            18,471
               Cost of Installment Sales                      2,120                --
               Salaries and Other Expenses                  296,427           268,552
        Franchise Operation Expenses
               Cost of Franchise Merchandise Sales           10,298            11,061
                                                          ---------         ---------

                                                            442,523           393,592

        General and Administrative Expenses                  16,617            15,325
        Amortization of Intangibles                           3,183             1,557
                                                          ---------         ---------

               Total Operating Expenses                     462,323           410,474
                                                          ---------         ---------

               OPERATING PROFIT                              87,502            84,087

Non-Recurring Finance Charge                                  7,512                --
Interest Expense                                             11,565            15,301
Interest Income                                              (1,305)             (588)
                                                          ---------         ---------

               Earnings Before Income Taxes                  69,730            69,374

Income Tax Expense                                           25,992            27,925
                                                          ---------         ---------

               NET EARNINGS                                  43,738            41,449

Preferred Dividends                                              --             1,321
                                                          ---------         ---------

Net earnings allocable to common stockholders             $  43,738         $  40,128
                                                          =========         =========

BASIC WEIGHTED AVERAGE SHARES                                81,253            80,888
                                                          =========         =========

BASIC EARNINGS PER COMMON SHARE                           $    0.54         $    0.50
                                                          =========         =========

DILUTED WEIGHTED AVERAGE SHARES                              84,406            91,078
                                                          =========         =========

DILUTED EARNINGS PER COMMON SHARE                         $    0.52         $    0.46
                                                          =========         =========

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                      RENT-A-CENTER, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

(In Thousands of Dollars, except per share data)          NINE MONTHS ENDED SEPTEMBER 30,
                                                          -------------------------------
                                                             2003                2002
                                                          -----------         -----------
                                                                     Unaudited
STORE REVENUE
        Rentals and Fees                                  $ 1,495,652         $ 1,356,062
        Merchandise Sales                                     119,645              88,309
        Installment Sales                                      15,423                  --
        Other                                                   2,224               1,742
                                                          -----------         -----------
                                                            1,632,944           1,446,113

FRANCHISE REVENUE
        Franchise Merchandise Sales                            32,087              37,305
        Royalty Income and Fees                                 4,460               4,413
                                                          -----------         -----------
               TOTAL REVENUE                                1,669,491           1,487,831

OPERATING EXPENSES
        Direct Store Expenses
               Depreciation of Rental Merchandise             323,778             282,085
               Cost of Merchandise Sold                        86,684              62,950
               Cost of Installment Sales                        7,441                  --
               Salaries and Other Expenses                    880,649             795,649
        Franchise Operation Expenses
               Cost of Franchise Merchandise Sales             30,795              35,598
                                                          -----------         -----------
                                                            1,329,347           1,176,282

        General and Administrative Expenses                    49,761              47,727
        Amortization of Intangibles                             9,352               3,199
                                                          -----------         -----------
               Total Operating Expenses                     1,388,460           1,227,208
                                                          -----------         -----------
               OPERATING PROFIT                               281,031             260,623

Non-Recurring Finance Charge                                   35,260                  --
Interest Expense                                               38,158              49,565
Interest Income                                                (3,284)             (2,016)
                                                          -----------         -----------
               Earnings Before Income Taxes                   210,897             213,074

Income Tax Expense                                             80,900              86,119
                                                          -----------         -----------
               NET EARNINGS                                   129,997             126,955

Preferred Dividends                                                --              10,211
                                                          -----------         -----------
Net earnings allocable to common stockholders             $   129,997         $   116,744
                                                          ===========         ===========

BASIC WEIGHTED AVERAGE SHARES                                  85,331              68,815
                                                          ===========         ===========
BASIC EARNINGS PER COMMON SHARE                           $      1.52         $      1.70
                                                          ===========         ===========
DILUTED WEIGHTED AVERAGE SHARES                                88,337              91,223
                                                          ===========         ===========
DILUTED EARNINGS PER COMMON SHARE                         $      1.47         $      1.39
                                                          ===========         ===========